                                                                    Exhibit 4(b)

                      ML LIFE INSURANCE COMPANY OF NEW YORK

                GUARANTEED MINIMUM INCOME BENEFIT ("GMIB") RIDER

This Rider is part of the Contract to which it is attached (the "Base Contract") and is subject to all the terms and conditions of the Base Contract. The provisions of this Rider control over any contrary provisions of the Base Contract.

If the Contract has Joint Annuitants, all references to "age" refer to the oldest Annuitant's age. If the Owner is a non-natural person, all references to Owner shall mean Annuitant.

The GMIB Effective Date is shown on the GMIB Rider page of the Contract Schedule ("GMIB Rider Schedule").

This Rider is only available if, on the GMIB Effective Date, the Annuitant is not older than the Maximum Age for GMIB Rider. The Maximum Age for GMIB Rider is shown on the GMIB Rider Schedule.

YOU MAY NOT CANCEL THIS RIDER. It can only be terminated as described in the Termination Provision of this Rider.

GUARANTEED MINIMUM INCOME BENEFIT: This Rider provides the option to receive payment of a guaranteed minimum monthly fixed income (the GMIB Amount) during the lifetime of the Annuitant (or Joint Annuitants, if applicable), subject to the Conditions for Exercising GMIB described below.

We determine the GMIB Amount as follows:

      As of the date You exercise GMIB, We determine the GMIB Base. How the GMIB Base is determined and the periods used to calculate the GMIB Base are described on the GMIB Rider Schedule. We deduct any applicable premium taxes from the GMIB Base. We apply the remaining amount to the GMIB Annuity Option Payout Rates for the Annuity Option you select based on the age and sex (where permissible) of the Annuitant (and Joint Annuitant, if applicable). The GMIB Annuity Option Payout Rates are attached to this Rider.

We then apply the Annuity Value attributable to Your interest in Excluded Accounts on the date You exercise GMIB, using the Annuity Option You select, to the current payout rates. We add that amount to the GMIB Amount. If this total monthly income is less than the monthly income determined by applying the Annuity Value to the current payout rates, We will pay the greater monthly income amount.

Excluded Accounts are shown on the GMIB Rider Schedule.

If there is a change of Annuitant and this Rider continues in effect, the periods used to calculate the GMIB Base may be reduced as described under GMIB Base on the GMIB Rider Schedule.

CONDITIONS FOR EXERCISING GMIB: In order to receive the GMIB Amount under this Rider you must:

(1) exercise GMIB during an Exercise Period described on the GMIB Rider Schedule; and

(2) apply your entire GMIB Base under one of the Annuity Options Available on Exercise of GMIB. The Annuity Options available on exercise of GMIB are listed on the GMIB Rider Schedule and are described in the Base Contract.

                                                                    Exhibit 4(b)

If the Annuitant is changed and on the GMIB Effective Date the new Annuitant was older than the Annuitant used to determine the GMIB Exercise Period immediately prior to the change of Annuitant, We will recalculate the GMIB Exercise Period based on the new Annuitant's age on the GMIB Effective Date.

ALLOCATION GUIDELINES AND RESTRICTIONS: Additional Allocation Guidelines and Restrictions may apply as described on the GMIB Rider Schedule. The consequences of non-compliance with such Allocation Guidelines and Restrictions are described on the GMIB Rider Schedule.

GMIB CHARGE: The current and maximum GMIB Charge Percentage, how the charge is determined, and when and how it is collected are described on the GMIB Rider Schedule. The current GMIB Charge may change but it will never exceed the maximum GMIB Charge shown on the GMIB Rider Schedule.


TERMINATION:  This Rider will terminate upon the earliest of:

(i) a change of Annuitant resulting in termination as described under Change of Annuitant on the GMIB Rider Schedule; or

(ii)  exercise of GMIB under this Rider; or

(iii) application of all of the Annuity Value to an Annuity Option on the Annuity Date; or

(iv)  the expiration of the GMIB Exercise Period; or

(v) receipt of Due Proof of Death (unless from an Eligible Spousal Beneficiary who continues the Base Contract and qualifies for continuation of this Rider); or

(vi)  termination of the Base Contract.

                                          ML LIFE INSURANCE COMPANY OF NEW YORK

                                          By: /s/ Lori M. Salvo
                                              ------------------------------
                                                 Secretary

                                                                    Exhibit 4(b)

                      ML LIFE INSURANCE COMPANY OF NEW YORK

                        GMIB ANNUITY OPTION PAYOUT RATES
                AMOUNT OF MONTHLY PAYMENT PER $1000 OF GMIB BASE

Annuity payout rates are based on the Annuity 2000 Table with a 5-year age setback and interest at an annual rate of 2-1/2%. Information for ages not shown will be furnished upon request.

OPTION 1: LIFE ANNUITY

 AGE OF                            AGE OF                           AGE OF
ANNUITANT   FEMALE    MALE        ANNUITANT   FEMALE   MALE        ANNUITANT    FEMALE   MALE
---------   ------    ----        ---------   ------   ----        ---------    ------   ----
   50        3.28     3.49            62       4.03    4.37           74         5.54    6.16
   51        3.33     3.54            63       4.12    4.47           75         5.73    6.38
   52        3.38     3.60            64       4.21    4.58           76         5.94    6.62
   53        3.43     3.66            65       4.31    4.69           77         6.16    6.87
   54        3.49     3.72            66       4.41    4.82           78         6.40    7.14
   55        3.54     3.79            67       4.52    4.95           79         6.66    7.42
   56        3.60     3.86            68       4.64    5.09           80         6.94    7.73
   57        3.66     3.93            69       4.77    5.24           81         7.24    8.05
   58        3.73     4.01            70       4.90    5.40           82         7.57    8.40
   59        3.80     4.09            71       5.04    5.57           83         7.93    8.78
   60        3.87     4.18            72       5.20    5.76           84         8.31    9.18
   61        3.95     4.27            73       5.36    5.95           85         8.73    9.61

OPTION 2: LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 YEARS

 AGE OF                            AGE OF                           AGE OF
ANNUITANT   FEMALE    MALE        ANNUITANT   FEMALE   MALE        ANNUITANT    FEMALE   MALE
---------   ------    ----        ---------   ------   ----        ---------    ------   ----
   50        3.28     3.47            62       4.00    4.31           74         5.36    5.80
   51        3.32     3.53            63       4.08    4.40           75         5.51    5.96
   52        3.37     3.58            64       4.17    4.50           76         5.68    6.13
   53        3.42     3.64            65       4.26    4.61           77         5.85    6.30
   54        3.47     3.70            66       4.36    4.72           78         6.03    6.47
   55        3.53     3.76            67       4.46    4.83           79         6.22    6.65
   56        3.59     3.83            68       4.57    4.95           80         6.41    6.82
   57        3.65     3.90            69       4.68    5.08           81         6.61    7.00
   58        3.71     3.97            70       4.80    5.21           82         6.81    7.18
   59        3.78     4.05            71       4.93    5.35           83         7.01    7.36
   60        3.85     4.13            72       5.07    5.50           84         7.21    7.53
   61        3.92     4.22            73       5.21    5.65           85         7.42    7.70

                                                                    Exhibit 4(b)

                                                                    Exhibit 4(b)

OPTION 3: JOINT AND SURVIVOR LIFE ANNUITY

FEMALE                                          MALE AGE
 AGE         50         55         60         65        70         75         80         85
--------------------------------------------------------------------------------------------
  50        3.05       3.11       3.16       3.20      3.23       3.25       3.26       3.27
  55        3.15       3.24       3.33       3.40      3.45       3.48       3.51       3.52
  60        3.23       3.37       3.50       3.61      3.70       3.76       3.80       3.83
  65        3.31       3.49       3.66       3.83      3.98       4.09       4.18       4.23
  70        3.37       3.58       3.81       4.05      4.28       4.48       4.63       4.74
  75        3.41       3.65       3.93       4.25      4.58       4.90       5.17       5.38
  80        3.44       3.70       4.03       4.41      4.84       5.31       5.76       6.15
  85        3.46       3.74       4.09       4.52      5.05       5.67       6.34       6.99
--------------------------------------------------------------------------------------------

OPTION 4: JOINT AND SURVIVOR LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 YEARS

FEMALE                                          MALE AGE
 AGE         50         55         60         65        70         75         80         85
--------------------------------------------------------------------------------------------
  50        3.05       3.11       3.16       3.20      3.23       3.25       3.26       3.27
  55        3.15       3.24       3.33       3.40      3.45       3.48       3.50       3.52
  60        3.23       3.37       3.50       3.61      3.70       3.76       3.80       3.82
  65        3.31       3.48       3.66       3.83      3.98       4.09       4.17       4.21
  70        3.36       3.58       3.81       4.05      4.27       4.47       4.61       4.71
  75        3.41       3.65       3.93       4.24      4.56       4.87       5.12       5.31
  80        3.44       3.70       4.02       4.39      4.82       5.26       5.67       5.99
  85        3.45       3.73       4.08       4.50      5.01       5.58       6.15       6.66
--------------------------------------------------------------------------------------------

                      ML LIFE INSURANCE COMPANY OF NEW YORK

                        GMIB ANNUITY OPTION PAYOUT RATES
                AMOUNT OF MONTHLY PAYMENT PER $1000 OF GMIB BASE

Annuity payout rates are based on the Annuity 2000 Table with a 5-year age setback and interest at an annual rate of 2 1/2%. Information for ages not shown will be furnished upon request.

OPTION 1: LIFE ANNUITY

  AGE OF                      AGE OF                   AGE OF
ANNUITANT      RATE         ANNUITANT       RATE      ANNUITANT        RATE
---------      ----         ---------       ----      ---------        ----
   50          3.39            62           4.20          74           5.85
   51          3.44            63           4.30          75           6.05
   52          3.49            64           4.40          76           6.27
   53          3.55            65           4.50          77           6.51
   54          3.61            66           4.62          78           6.76
   55          3.67            67           4.74          79           7.03
   56          3.73            68           4.87          80           7.33
   57          3.80            69           5.00          81           7.64
   58          3.87            70           5.15          82           7.98
   59          3.95            71           5.31          83           8.35
   60          4.03            72           5.48          84           8.74
   61          4.11            73           5.65          85           9.16

OPTION 2: LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 YEARS

  AGE OF                      AGE OF                   AGE OF
ANNUITANT      RATE         ANNUITANT       RATE      ANNUITANT        RATE
---------      ----         ---------       ----      ---------        ----
   50          3.38            62           4.16          74           5.58
   51          3.43            63           4.24          75           5.74
   52          3.48            64           4.34          76           5.91
   53          3.53            65           4.44          77           6.08
   54          3.59            66           4.54          78           6.25
   55          3.65            67           4.65          79           6.44
   56          3.71            68           4.76          80           6.62
   57          3.78            69           4.88          81           6.81
   58          3.84            70           5.01          82           7.00
   59          3.92            71           5.14          83           7.19
   60          3.99            72           5.28          84           7.38
   61          4.07            73           5.43          85           7.56

OPTION 3: JOINT AND SURVIVOR LIFE ANNUITY

 AGE OF                                  AGE OF ANNUITANT
ANNUITANT      50        55         60         65        70         75         80         85
---------     ----      ----       ----       ----      ----       ----       ----       ----
   50         3.05      3.14       3.21       3.26      3.30       3.33       3.35       3.37
   55         3.14      3.25       3.36       3.45      3.52       3.57       3.61       3.63
   60         3.21      3.36       3.51       3.65      3.77       3.86       3.92       3.96
   65         3.26      3.45       3.65       3.85      4.03       4.18       4.30       4.38
   70         3.30      3.52       3.77       4.03      4.30       4.54       4.75       4.90
   75         3.33      3.57       3.86       4.18      4.54       4.91       5.26       5.54
   80         3.35      3.61       3.92       4.30      4.75       5.26       5.78       6.26
   85         3.37      3.63       3.96       4.38      4.90       5.54       6.26       7.01

OPTION 4: JOINT AND SURVIVOR LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 YEARS

 AGE OF                                  AGE OF ANNUITANT
ANNUITANT      50        55         60         65        70         75         80         85
---------     ----      ----       ----       ----      ----       ----       ----       ----
   50         3.05      3.14       3.21       3.26      3.30       3.33       3.35       3.36
   55         3.14      3.25       3.36       3.45      3.52       3.57       3.61       3.63
   60         3.21      3.36       3.51       3.65      3.76       3.85       3.91       3.95
   65         3.26      3.45       3.65       3.84      4.03       4.18       4.29       4.36
   70         3.30      3.52       3.76       4.03      4.29       4.53       4.73       4.86
   75         3.33      3.57       3.85       4.18      4.53       4.89       5.21       5.45
   80         3.35      3.61       3.91       4.29      4.73       5.21       5.68       6.09
   85         3.36      3.63       3.95       4.36      4.86       5.45       6.09       6.67

                                           Contract Number: 999999999

GMIB RIDER SCHEDULE

GMIB EFFECTIVE DATE:                               [January 17, 2005]

MAXIMUM AGE FOR GMIB RIDER:                        75

GMIB BASE:

      THE GMIB BASE IS USED SOLELY TO DETERMINE THE GUARANTEED MINIMUM INCOME BENEFIT AND DOES NOT ESTABLISH OR GUARANTEE A CONTRACT VALUE, CASH VALUE, MINIMUM DEATH BENEFIT OR MINIMUM RETURN FOR ANY INVESTMENT OPTION.

            The GMIB Base is the greater of the GMIB Maximum Anniversary Value
            (MAV) Base and the GMIB Roll-Up Base.

            GMIB MAV BASE: The GMIB MAV Base is equal to the greatest of the anniversary values.

            An anniversary value is equal to (a) plus (b) minus (c), but not less than zero, where:

                  (a) is the Contract Value less the value of Your interest in Excluded Accounts on the GMIB Effective Date or on a Contract Anniversary;

                  (b) is the sum of all Additional Premiums allocated to, and all amounts transferred into, any subaccounts other than Excluded Accounts, since that date; and

                  (c) is the sum of all "adjusted" withdrawals from, and all amounts transferred from, any subaccounts other than Excluded Accounts, since that date.

            We will calculate an anniversary value on the GMIB Effective Date and on each Contract Anniversary thereafter through the earlier of the GMIB MAV Base Limitation Date and the date You exercise GMIB.

            Each "adjusted" withdrawal is equal to the amount of such withdrawal from any subaccounts other than Excluded Accounts multiplied by (a) and divided by (b), where:

                  (a) is the GMIB MAV Base immediately prior to the withdrawal; and

                  (b) is the Account Value less any amounts in Excluded Accounts immediately prior to the withdrawal.

            The GMIB MAV BASE LIMITATION DATE is the Contract Anniversary on or following the oldest Annuitant's [80th] birthday.

            If there is a change of Annuitant and this Rider continues in effect, the GMIB MAV Base Limitation Date will be reset based on the new Annuitant's age if the following two conditions apply:

                  (i) on the GMIB Effective Date the new Annuitant was older than the Annuitant whose age was used to determine the GMIB MAV Base Limitation Date immediately prior to the change of Annuitant; and

                  (ii) the GMIB MAV Base Limitation Date immediately prior to the change of Annuitant is later than the date of the change of Annuitant.

                                           Contract Number: 999999999

GMIB RIDER SCHEDULE (CONTINUED)

            The GMIB MAV Base Limitation Date will not be reset to a date which is earlier than the date of the change of Annuitant.

            GMIB ROLL-UP BASE: The GMIB Roll-Up Base is equal to the sum of GMIB Roll-Up Base A and GMIB Roll-Up Base B.

            GMIB ROLL-UP BASE A: GMIB Roll-Up Base A is equal to (a) plus (b) minus (c), but not less than zero, where:

                  (a) is the amount of Initial Premium allocated to any subaccounts, other than Restricted Accounts or Excluded Accounts shown below, with interest compounded daily from the GMIB Effective Date at an annual rate of [5]%; and

                  (b) is the sum of all Additional Premiums allocated to, and all amounts transferred into, any subaccounts other than Restricted Accounts or Excluded Accounts, since the GMIB Effective Date, with interest compounded daily from the Contract Anniversary on or following the effective date of each Additional Premium payment or transfer at an annual rate of [5]%; and

                  (c) is the sum of all "adjusted" withdrawals from, and all amounts transferred from, any subaccounts other than Restricted Accounts or Excluded Accounts, since the GMIB Effective Date, with interest compounded daily from the Contract Anniversary on or following the effective date of each withdrawal or transfer at an annual rate of [5]%.

            Each "adjusted" withdrawal is equal to the amount of such withdrawal from any subaccounts, other than Restricted Accounts or Excluded Accounts, multiplied by an adjustment factor:

                  (1) if the total of all withdrawals from any subaccounts, other than Restricted Accounts or Excluded Accounts, during the Contract Year, including the amount of the requested withdrawal, is less than or equal to [5]% times GMIB Roll-Up Base A as of the beginning of the Contract Year, the adjustment factor is 1.0; or

                  (2) if the total of all withdrawals from any subaccounts, other than Restricted Accounts or Excluded Accounts, including the amount of the requested withdrawal, is greater than [5]% times GMIB Roll-Up Base A as of the beginning of the Contract Year, the adjustment factor is
                        (a) divided by (b) where:

                          (a) is GMIB Roll-Up Base A immediately prior to such withdrawal; and

                          (b) is the Account Value less any amounts in Restricted Accounts or Excluded Accounts, immediately prior to such withdrawal.

            GMIB ROLL-UP BASE B: GMIB Roll-Up Base B is equal to (a) plus (b) minus (c), but not less than zero, where:

                  (a) is the amount of Initial Premium allocated to any Restricted Accounts with interest compounded daily from the GMIB Effective Date at an annual rate of [3]%; and

                                           Contract Number: 999999999

GMIB RIDER SCHEDULE (CONTINUED)

                  (b) is the sum of all Additional Premiums allocated to, and all amounts transferred into, any Restricted Accounts since the GMIB Effective Date, with interest compounded daily from the Contract Anniversary on or following the effective date of each Additional Premium payment or transfer at an annual rate of [3]%; and

                  (c) is the sum of all "adjusted" withdrawals from, and all amounts transferred from, any Restricted Accounts since the GMIB Effective Date, with interest compounded daily from the Contract Anniversary on or following the effective date of each withdrawal or transfer at an annual rate of [3]%.

            Each "adjusted" withdrawal is equal to the amount of such withdrawal from any Restricted Accounts, multiplied by an adjustment factor:

                  (1) if the total of all withdrawals from any Restricted Accounts during the Contract Year, including the amount of the requested withdrawal, is less than or equal to [3]% times GMIB Roll-Up Base B as of the beginning of the Contract Year, the adjustment factor is 1.0; or

                  (2) if the total of all withdrawals from any Restricted Accounts, including the amount of the requested withdrawal, is greater than [3]% times GMIB Roll-Up Base B as of the beginning of the Contract Year, the adjustment factor is (a) divided by (b) where:

                          (a) is GMIB Roll-Up Base B immediately prior to such withdrawal; and

                          (b) is the Account Value in any Restricted Accounts, immediately prior to such withdrawal.

            For purposes of compounding interest in GMIB Roll-up Base A and GMIB Roll-up Base B above, such interest shall accrue until the earlier of the GMIB Roll-Up Base Limitation Date or the date You exercise GMIB. No interest shall accrue thereafter.

            The GMIB ROLL-UP BASE LIMITATION DATE is the earlier of the [20th] Contract Anniversary or the Contract Anniversary on or following the oldest Annuitant's [80th] birthday.

            If there is a change of Annuitant and this Rider continues in effect, the GMIB Roll-Up Base Limitation Date will be reset based on the new Annuitant's age if the following two conditions apply:

                  (a) on the GMIB Effective Date the new Annuitant was older than the Annuitant whose age was used to determine the GMIB Roll-Up Base Limitation Date immediately prior to the change of Annuitant; and

                  (b) the GMIB Roll-Up Base Limitation Date immediately prior to the change of Annuitant is later than the date of the change of Annuitant.

            The GMIB Roll-Up Base Limitation Date will not be reset to a date which is earlier than the date of the change of Annuitant.

                                                      Contract Number: 999999999
GMIB RIDER SCHEDULE (CONTINUED)

GMIB EXERCISE PERIOD:

            You may exercise GMIB on or during the [30] day period following each Contract Anniversary beginning with the First Exercise Anniversary Date and ending with the Last Exercise Anniversary Date.

            FIRST EXERCISE ANNIVERSARY DATE:                  [January 17, 2015]
                  The 10th Contract Anniversary.

            LAST EXERCISE ANNIVERSARY DATE:                   [January 17, 2025]
                  The Contract Anniversary on or following the oldest Annuitant's [85th] birthday.

            LAST EXERCISE DATE:                              [February 16, 2025]
                  The [30th] day following the Last Exercise Anniversary Date.

            ANNUITY OPTIONS AVAILABLE ON EXERCISE OF GMIB:

                  Life Annuity
                  Joint and Survivor Life Annuity
                  Life Annuity with Payments Guaranteed for 10 Years
                  Joint and Survivor Life Annuity with Payments Guaranteed for 10 Years

RESTRICTED ACCOUNTS:

            [ML Domestic Money Market V.I. Fund
            Eaton Vance VT Floating-Rate Income Fund]

EXCLUDED ACCOUNTS:

            None

CHANGE OF ANNUITANT:

            If there is a change of Annuitant, this Rider will terminate unless the Annuitant is changed under any of the circumstances described below:

                  (i) the Annuitant is changed to a person who, on the GMIB Effective Date, was not older than the Maximum Age for GMIB Rider; or

                  (ii) the Annuitant is changed to an Eligible Spousal Beneficiary who, on the Spousal Continuation Date, was not older than the Maximum Age for GMIB Rider.

            If there is a change of Annuitant, this Rider will terminate if the recalculated Last Exercise Date is earlier than the date of the change of Annuitant.

                                                      Contract Number: 999999999

ALLOCATION GUIDELINES AND RESTRICTIONS:

            [There are currently no additional Allocation Guidelines and Restrictions applicable to this Rider.

            However, We reserve the right to require the following:]

                  (1) You must participate in a quarterly Rebalancing Program. Under this program, We allocate Your Premiums in accordance with the subaccounts and percentages You select which must meet the requirements specified in (2) below. On each Quarterversary We automatically reallocate Your Account Value to maintain the percentage allocation among the subaccounts You select.

                  (2) The subaccounts and corresponding percentages must meet the following allocation guidelines: You may not allocate less than [35]%, or more than [85]% to subaccounts in any one or more of the following Investment Categories:

                               Large Cap
                               Mid Cap
                               Small Cap
                               International

                        If You make a transfer and We determine that as a result of such transfer the allocation of Your Account Value does not comply with these requirements, We will, at the end of the Valuation Period that We make such determination, rebalance Your Account Value in accordance with Your quarterly rebalancing allocations.

                  [(3) We will provide 90 days advance notice of Our intent to impose these requirements. If by the end of such 90 day period You do not provide the information necessary to participate in the Rebalancing Program which meets the allocation requirements described above, We will increase your current GMIB Charge Percentage. The current GMIB Charge Percentage cannot exceed the maximum GMIB Charge Percentage shown below.]

GMIB CHARGE:

                                 Current          Maximum
GMIB Charge Percentage:    [0.50]% annually   0.90% annually

            The GMIB Charge is calculated on each Monthaversary as follows:

                  (i)   the GMIB Base is determined on the Monthaversary;

                  (ii) that amount is multiplied by the current GMIB Charge Percentage;

                  (iii) the resulting amount is divided by 12.

            The sum of the GMIB Charges calculated on each of the three preceding Monthaversaries is deducted from the Contract Value on each Quarterversary.

                                                      Contract Number: 999999999

GMIB RIDER SCHEDULE (CONTINUED)

            If the Contract Date falls on the 29th, 30th or 31st, We will use the last day of the month for any month that does not have a corresponding Monthaversary or Quarterversary for purposes of calculating and deducting GMIB Charges.

            If the GMIB Rider is terminated other than on a Quarterversary, We will deduct from the Contract Value the pro-rata portion of any GMIB Charges calculated on any prior Monthaversary but not yet collected.

            The GMIB Charge is deducted from each subaccount in the ratio of Your interest in each subaccount to Your Account Value on the date the charge is collected.

            The Contract Value and Surrender Value are reduced by any GMIB Charges calculated but not yet collected.

                                     - 5 -